UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33297	06-1637809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

(Address of principal executive offices) (zip code)

(561) 805-8000

(Registrant's telephone number, including area code)

_________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2015, PositiveID Corporation, a Delaware corporation (“PositiveID” or “Company”), entered into an agreement to acquire all of the issued and outstanding capital stock (the “Shares”) of E-N-G Mobile Systems, Inc., a California close corporation (“ENG”), pursuant to a Stock Purchase Agreement (the “ENG Purchase Agreement”) by and between PositiveID and Dick Glass (“Seller”), the sole shareholder of ENG (collectively, the “Acquisition”).

Pursuant to the terms of the ENG Purchase Agreement, as consideration for the Acquisition, PositiveID (i) paid the Seller Seven Hundred Fifty Thousand Dollars ($750,000) in cash, (ii) issued a convertible secured promissory note to the Seller in the amount of One Hundred Fifty Thousand Dollars ($150,000) (the “ENG Note”), and (iii) will make additional earn-out payments to the Seller equal to 5% of the revenue actually recognized and received from certain contracts and purchase orders subsequent to closing (as more fully described in the ENG Purchase Agreement). The earn-out payments are estimated to be approximately $113,000 and are expected to be paid in the four months following the closing of the Acquisition. The earn-out payments are subject to certain post-closing adjustments. The Company has also entered into a two-year consulting agreement with the Seller.

To fund the cash component of the purchase price, the Company also entered into a Securities Purchase Agreement, Senior Secured Convertible Promissory Note, Security Agreement, and Subsidiary Agreement with Dominion Capital LLC (“Dominion”).

The ENG Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties.

Convertible Note Issued to Seller

The ENG Note bears interest at a rate of 5% per annum and matures on December 31, 2016. The ENG Note is convertible six months after its issuance date. The Seller has the right to convert any or all of the Note into shares of the Company’s common stock at a conversion price equal to seventy-five percent (75%) of the average of the three (3) lowest daily VWAPs (volume weighted average price) of each of the ten (10) Trading Days prior to the day that the Seller requests conversion. Conversion of the Note is subject to certain volume limitations as defined in the Note.

Security Agreement with Seller

In connection with the Company’s obligations under the ENG Purchase Agreement and ENG Note, the Company entered into a Security Agreement with the Seller (the “ENG Security Agreement”), pursuant to which the Company granted Seller a security interest in the Shares to secure the Company’s obligations under the ENG Note. In the event of a default as defined in the ENG Note, the Seller may take possession of the Shares.

Securities Purchase Agreement with Dominion

On December 22, 2015 (the “Closing Date”), PositiveID closed a financing transaction by entering into a Securities Purchase Agreement dated December 22, 2015 (the “Dominion Securities Purchase Agreement”) with Dominion for an aggregate subscription amount of $865,000 (the “Purchase Price”). The Company also reimbursed the Purchaser $30,000 for legal fees and expenses from the proceeds of the Note. Pursuant to the Dominion Securities Purchase Agreement, the Company shall issue a 4% Original Issue Discount Senior Secured Convertible Promissory Note (the “Dominion Note”) to Dominion. The Dominion Note will be issued upon payment and will be amortized beginning six months after issuance, with amortization payments being 1/24th of the principal and accrued interest, made in cash or common stock, on a semi-monthly basis, subject to certain conditions contained in the Dominion Securities Purchase Agreement. The amortization payments will begin to be due starting on the 15th day of the month immediately following the six-month anniversary of the Closing Date.

Under the Dominion Securities Purchase Agreement, the Company agreed to reserve an aggregate number of shares of its common stock equal to the number of shares issuable pursuant to the Dominion Note multiplied by three, subject to certain parameters as set forth in the Dominion Securities Purchase Agreement and Dominion Note.

The Dominion Securities Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties

Senior Secured Convertible Promissory Note Issued to Dominion

The total principal amount of the Dominion Note is issued with a 4% original issue discount whereby the aggregate Principal Amount of the Dominion Note is $901,041.66, with an aggregate net purchase price of $835,000 (net of the $30,000 of legal fees and expenses). The Dominion Note accrues interest at a rate equal to 12% per annum (interest is guaranteed for the first twelve months) and has a maturity date of June 15, 2017. The Dominion Note is convertible any time after its issuance date. Dominion has the right to convert any or all of the Dominion Note into shares of the Company’s common stock at a fixed conversion price equal to $0.022 (which was a 7% premium to the closing bid price of the Company’s common stock on December 21, 2015), subject to adjustment as described in the Dominion Note. The Dominion Note can be prepaid at any time upon five days’ notice to the Dominion by paying an amount in cash equal to the outstanding principal and interest, and a 20% premium.

Security Agreement with Dominion

In connection with the Company’s obligations under the Dominion Note, the Company entered into a Security Agreement with Dominion (the “Dominion Security Agreement”), pursuant to which the Company granted a lien on all assets of the Company, subject to existing security interests (the “Collateral”), for the benefit of the Dominion, to secure the Company’s obligations under the Dominion Note. In the event of a default as defined in the Dominion Note, Dominion may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral, or sell, lease or dispose of the Collateral.

Subsidiary Agreement

In connection with the Company’s obligations under the Dominion Security Agreement, pursuant to which the Company granted a lien on all assets of the Company, subject to existing security interests, under a Subsidiary Guaranty, each of our subsidiaries has guaranteed all of our obligations under the Dominion Note.

The foregoing description of the terms of the ENG Purchase Agreement, the ENG Note, the ENG Security Agreement, the Dominion Securities Purchase Agreement, the Dominion Note, the Dominion Security Agreement, and the Subsidiary Guarantee do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements forms of which are filed as exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The shares to be issued by PositiveID to the Seller and Dominion under the purchase agreements will be issued in a private placement in reliance upon the exemption from the registration requirements under Section 4(2) of the Securities Act, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder. The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
4.1	Convertible Secured Promissory Note, dated December 22, 2015, by and between PositiveID Corporation and Dick Glass
4.2	Form of 4% Original Issue Discount Senior Secured Convertible Promissory Note, dated December 22, 2015, by and between PositiveID Corporation and Dominion Capital, LLC
10.1	Stock Purchase Agreement, dated December 22, 2015, by and between PositiveID Corporation and Dick Glass
10.2	Security Agreement, dated December 22, 2015, by and between PositiveID Corporation and Dick Glass
10.3	Form of Securities Purchase Agreement, dated December 22, 2015, by and between PositiveID Corporation and Dominion Capital LLC
10.4	Form of Security Agreement, dated December 22, 2015, by and between PositiveID Corporation and Dominion Capital, LLC
10.5	Form of Subsidiary Agreement, dated December 22, 2015, by and between PositiveID Corporation and Dominion Capital, LLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITIVEID CORPORATION

Date: December 29, 2015	By: /s/ William J. Caragol
Name: William J. Caragol
Title: Chief Executive Officer